UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 11, 2009
SUPERIOR ENERGY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34037	75-2379388
(State or other jurisdiction)	(Commission File Number)	(IRS Employer Identification No.)

601 Poydras St., Suite 2400, New Orleans, Louisiana	70130
(Address of principal executive offices)	(Zip Code)
(504) 587-7374
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     The information related to the Implementation Agreement (as defined below) set forth in Item 7.01 of this Current Report on Form 8-K is incorporated by reference to this Item 1.01. The below description of the Implementation Agreement does not purport to be complete and is qualified in its entirety by reference to the Implementation Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
     On December 11, 2009, Superior Energy Services, Inc. (the “Company”) and Superior Energy Services (UK) Limited (“Superior UK”), a newly formed indirect, wholly-owned subsidiary of the Company, entered into an Implementation Agreement (the “Implementation Agreement”) with Hallin Marine Subsea International Plc (“Hallin”), a company incorporated under the laws of the Isle of Man, to acquire Hallin for a price of 233 pence in cash per Hallin share (the “Offer”). The Offer values Hallin’s existing issued and to be issued fully diluted ordinary share capital at approximately £103.5 million (approximately $168.3 million based upon an exchange rate of £1.00: US$1.626 at the close of business on December 10, 2009). Also on December 11, 2009, Superior UK and Hallin issued an announcement (the “Rule 2.5 Announcement”) pursuant to Rule 2.5 of the United Kingdom City Code on Takeovers and Mergers, and the Company issued a press release, in each case announcing the Offer.
     The Offer is to be effected by way of a scheme of arrangement under section 152 of the Isle of Man Companies Act 1931, as amended, subject to approval by the High Court of Justice of the Isle of Man and a majority in number representing 75% or more in value of the holders of the ordinary shares in the capital of Hallin entitled to vote as further described in the Rule 2.5 Announcement, as well as other customary conditions being satisfied and/or waived by the parties.
     The Implementation Agreement will govern the relationship of the parties during the period from the publication of the Rule 2.5 Announcement until the acquisition by Superior UK of the entire issued and to be issued share capital of Hallin becomes effective or the Offer lapses or is withdrawn.
     The Company is furnishing the Rule 2.5 Announcement and the Company’s press release as Exhibits 2.2 and 99.1, respectively, both of which are incorporated herein by reference. The information contained in this Item 7.01, including Exhibits 2.2 and 99.1 hereto, is furnished in accordance with General Instruction B.2. of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description
2.1	Implementation Agreement, dated December 11, 2009 by and among Superior Energy Services, Inc., Superior Energy Services (UK) Limited and Hallin Marine Subsea International Plc.

2.2	Rule 2.5 Announcement.

99.1	Press release issued by Superior Energy Services, Inc., dated December 11, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ENERGY SERVICES, INC.
By:	/s/ Robert S. Taylor
Robert S. Taylor
Chief Financial Officer

Dated: December 11, 2009